                                                                  Conformed Copy

                                                                      Exhibit 99

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              ------------------

                                   FORM T-1
                   STATEMENT OF ELIGIBILITY UNDER THE TRUST
                    INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE
                              ------------------
                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)
                              ------------------
                              Marine Midland Bank
              (Exact name of trustee as specified in its charter)

              New York                                 16-1057879
   (Jurisdiction of incorporation                   (I.R.S. Employer
    or organization if not a U.S.                   Identification No.)
    national bank)

    140 Broadway, New York, N.Y.                       10005-1180
    (212) 658-1000                                     (Zip Code)
    (Address of principal executive offices)

                              John J. Mazzarella
                                Vice President
                              Marine Midland Bank
                                 140 Broadway
                         New York, New York 10005-1180
                              Tel: (212) 658-1792
           (Name, address and telephone number of agent for service)

                               CIGNA CORPORATION
            (Exact name of registrant as specified in its charter)

            Delaware                                    06-1059331
   (State or other jurisdiction            (I.R.S. Employer Identification No.)
   of incorporation or organization)

       One Liberty Place, 1650 Market St., P.O. Box 7716, Philadelphia,
                           Pennsylvania, 19192-1550
                                (215) 761-1000
              (Address, including zip code, and telephone number,
       including area code of registrant's principal executive offices)

                               Thomas J. Wagner
                 Executive Vice President and General Counsel
                               CIGNA Corporation
       One Liberty Place, 1650 Market St., P.O. Box 7716, Philadelphia,
                           Pennsylvania, 19192-1550
                                (215) 761-6027
      (Name, Address, Including Zip Code, and Telephone Number, Including
                       Area Code, Of Agent for Service)

                                Debt Securities
                        (Title of Indenture Securities)

                                    General

Item 1. General Information.
        -------------------

              Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervisory authority to which it is subject.

              State of New York Banking Department.

              Federal Deposit Insurance Corporation, Washington, D.C.

              Board of Governors of the Federal Reserve System,
              Washington, D.C.

        (b) Whether it is authorized to exercise corporate trust powers.

                    Yes.

Item 2. Affiliations with Obligor.
        -------------------------

              If the obligor is an affiliate of the trustee, describe each such affiliation.

                    None

Item 16.  List of Exhibits.
          ----------------

Exhibit
-------
T1A(i)                          *       -        Copy of the Organization Certificate of Marine Midland
                                                 Bank.

T1A(ii)                         *       -        Certificate of the State of New York Banking Department
                                                 dated December 31, 1993 as to the authority of
                                                 Marine Midland Bank to commence business.

T1A(iii)                                -        Not applicable.

T1A(iv)                         *       -        Copy of the existing By-Laws of Marine Midland Bank as
                                                 adopted on January 20, 1994.

T1A(v)                                  -        Not applicable.

T1A(vi)                         *       -        Consent of Marine Midland Bank required by Section 321(b)
                                                 of the Trust Indenture Act of 1939.

T1A(vii)                                -        Copy of the latest report of condition of the trustee
                                                 (March 31, 1998), published pursuant to law or
                                                 the requirement of its supervisory or examining
                                                 authority.

T1A(viii)                               -        Not applicable.

T1A(ix)                                 -        Not applicable.


      * Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                   SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 22nd day of June, 1998.



                                            MARINE MIDLAND BANK


                                            By:  /s/ Robert A. Conrad
                                               ---------------------------------
                                                     Robert A. Conrad
                                                     Vice President

                                                               Exhibit T1A (vii)

                                                   Board  of  Governors  of  the
                                                   Federal  Reserve System
                                                   OMB Number: 7100-0036

                                                   Federal Deposit Insurance
                                                   Corporation
                                                   OMB Number: 3064-0052

                                                   Office of the Comptroller
                                                   of the Currency
                                                   OMB Number: 1557-0081


Federal Financial Institutions Examination Council Expires March 31, 2000
--------------------------------------------------------------------------------

                                                   Please refer to page i, -----
                                                   Table of Contents, for    1
                                                   the required disclosure -----
                                                   of estimated burden.
--------------------------------------------------------------------------------
Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices--FFIEC 031

Report at the close of business March 31, 1998

This report is required by law; 12 U.S.C. (S)324 (State member banks); 12 U.S.C.
(S) 1817 (State nonmember banks); and 12 U.S.C. (S)161 (National banks).


NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Gerald A. Ronning, Executive VP & Controller
   ---------------------------------------------------
   Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

     /s/ Gerald A. Ronning
     -------------------------------------------------
     Signature of Officer Authorized to Sign Report

           4/27/98
     -------------------------------------------------
     Date of Signature

       (971231)
     -----------
     (RCRI 9999)

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

        /s/ Malcolm Burnett
     -------------------------------------------------
     Director (Trustee)

       /s/ Bernard J. Kennedy
     -------------------------------------------------
     Director (Trustee)

       /s/ Sal H. Alfiero
     -------------------------------------------------
     Director (Trustee)


Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:

(a) in automated form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data System Corporation
    (EDS), by modem or computer diskette; or

(b) in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank's computer data file to EDS

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy of the completed report that the bank places in its files.
--------------------------------------------------------------------------------

FDIC Certificate Number          | 0 | 0 | 5 | 8 | 9 |
                                 ---------------------
                                      (RCRI 9030)

REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the
Marine Midland Bank          of Buffalo
Name of Bank                 City

in the state of New York, at the close of business
March 31, 1998


ASSETS
          Thousands
          of dollars

Cash and balances due from depository institutions:

   Noninterest-bearing balances
   currency and coin ........................................   $ 1,256,485
   Interest-bearing balances ................................     2,022,831
   Held-to-maturity securities ..............................             0
   Available-for-sale securities ............................     3,703,793

   Federal funds sold and securities purchased
   under agreements to resell ...............................     1,758,449

Loans and lease financing receivables:

   Loans and leases net of unearned
   income ..................................21,468,541
   LESS: Allowance for loan and lease
   losses ..................................   404,696
   LESS: Allocated transfer risk reserve             0

   Loans and lease, net of unearned
   income, allowance, and reserve............................    21,063,845
   Trading assets ...........................................       885,006
   Premises and fixed assets (including
   capitalized leases) ......................................       215,178

Other real estate owned .....................................        13,130
Investments in unconsolidated
subsidiaries and associated companies .......................             0
Customers' liability to this bank on
acceptances outstanding .....................................        28,219
Intangible assets ...........................................       471,296
Other assets ................................................       501,251
Total assets ................................................    31,919,483

LIABILITIES

Deposits:
   In domestic offices ......................................    20,966,355

   Noninterest-bearing ...................  3,689,470
   Interest-bearing ...................... 17,276,885

In foreign offices, Edge, and Agreement
subsidiaries, and IBFs ......................................     4,101,409

   Noninterest-bearing ...................          0
   Interest-bearing ......................  4,101,409

Federal funds purchased and securities sold
   under agreements to repurchase ...........................       814,706
Demand notes issued to the U.S. Treasury ....................       309,243
Trading Liabilities .........................................       143,683

Other borrowed money:
   With a remaining maturity of one year
   or less ..................................................     1,878,712
   With a remaining maturity of more than
   one year through three years .............................        70,086
   With a remaining maturity of more than
   three years ..............................................        54,547
Bank's liability on acceptances
executed and outstanding ....................................        28,219
Subordinated notes and debentures ...........................       497,837
Other liabilities ...........................................       822,464
Total liabilities ...........................................    29,687,261

EQUITY CAPITAL

Perpetual preferred stock and related
surplus .....................................................             0
Common Stock ................................................       205,000
Surplus .....................................................     1,984,728
Undivided profits and capital reserves ......................        19,101
Net unrealized holding gains (losses)
on available-for-sale securities ............................        23,393
Cumulative foreign currency translation
adjustments .................................................             0
Total equity capital ........................................     2,232,222
Total liabilities, limited-life
preferred stock, and equity capital .........................    31,919,483